UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2014

ENANTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35839	04-3205099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

(617) 607-0800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Marc E. Goldberg and David Poorvin, Ph.D. have submitted their resignations as directors of Enanta, effective as of February 5, 2014, the day before their terms would otherwise expire at the 2014 annual meeting of stockholders. These resignations are not the result of any disagreement with Enanta on any matter relating to its operations, policies or practices.

In addition to his service on Enanta’s Board of Directors, Mr. Goldberg served as a member of the Board’s Audit Committee and its Nominating and Corporate Governance Committee and was Chair of its Compensation Committee. Dr. Poorvin also served as a member of the Board’s Audit Committee and its Nominating and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENANTA PHARMACEUTICALS, INC.

Dated: January 10, 2014	By:	/s/ Jay R. Luly
Jay R. Luly President and Chief Executive Officer

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